UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2016

GALECTIN THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31791	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 PEACHTREE INDUSTRIAL BOULEVARD, Ste 240

NORCROSS, GA 30071

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (678) 620-3186

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Stockholders held on December 15, 2016, the stockholders of Galectin Therapeutics Inc. (“Galectin” or the “Company”) re-elected each of the Company’s directors that had been nominated to serve until the next annual meeting or until their successors are elected and have been qualified. The stockholders also voted on a non-binding advisory resolution to approve the compensation paid to the Company’s named executive officers and ratified the selection of Cherry Bekaert LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2016.

The final results of the voting on each matter of business at the 2016 Annual Meeting are as follows:

Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes

Gilbert F. Amelio, Ph.D.	10,677,510	573,344	14,976,838
Kevin D. Freeman	11,003,268	247,586	14,976,838
Arthur R. Greenberg	10,826,611	424,243	14,976,838
John Mauldin	10,692,692	558,162	14,976,838
Gilbert S. Omenn, M.D., Ph.D.	10,869,940	380,914	14,976,838
Steven Prelack	10,878,337	372,517	14,976,838
Marc Rubin, M.D.	10,870,558	380,296	14,976,838
Peter G. Traber, M.D.	10,844,660	406,194	14,976,838

Non-binding advisory resolution to approve the compensation paid to the Company’s named executive officers

Votes For	Votes Against	Votes Abstain	Broker Non-Votes

10,263,034	844,997	142,823	14,976,838

Ratification of the selection of Cherry Bekaert LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2016

Votes For	Votes Against	Votes Abstain

25,457,842	533,163	236,687

Additionally, the holder of the Company’s Series B Convertible Preferred Stock voted as a separate class to nominate and elect two directors (the “Series B Directors”). Mr. James Czirr was re-elected as a Series B Director and Dr. Theodore Zucconi was elected as a new Series B Director, each to serve until the next annual meeting or until their successors are elected and have been qualified. The results of the voting for the Series B Directors are as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes

James C. Czirr	6,356,932	0	n/a
Theodore Zucconi	6,356,932	0	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Galectin Therapeutics Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galectin Therapeutics Inc.

Date: December 20, 2016	By:	/s/ Jack W. Callicutt
Jack W. Callicutt Chief Financial Officer